        As filed with the Securities and Exchange Commission on August 29, 2001
                                                           Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 ------------

       FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                      CARNEGIE INTERNATIONAL CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Colorado                    0-8918                13-3692114
  (State or Other Jurisdiction        (Commission Number)     (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

11350 McCormick Road, Executive Plaza 3, Suite 1001,
Hunt Valley, Maryland                                              21031
       (Address of Principal Executive Offices)                 (Zip Code)

                                 ------------

                      CARNEGIE INTERNATIONAL CORPORATION
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)

                                 ------------

                                 LOWELL FARKAS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             11350 McCORMICK ROAD
                         EXECUTIVE PLAZA 3, SUITE 1001
                          HUNT VALLEY, MARYLAND 21031
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (410) 785-7400
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ------------

                         CALCULATION OF REGISTRATION FEE

    TITLE OF        AMOUNT         PROPOSED          PROPOSED
 SECURITIES TO      TO BE     MAXIMUM OFFERING  MAXIMUM AGGREGATE      AMOUNT OF
 BE REGISTERED    REGISTERED   PRICE PER SHARE   OFFERING PRICE    REGISTRATION FEE
----------------  ----------  ----------------  -----------------  ----------------
Common Stock,     10,000,000      $ N/A               $ N/A           $ 2500.00
No par value                        ---                 ---             -------
================  ==========  ================    =================   ===============


(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 10,000,000 shares is based on $.00025 per share,

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, (Amended and Restated Stock Incenitive Plan and registrant information) will be sent or given to employees, non-employee directors and consultants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as a prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) below are incorporated by reference into this Registration Statement. All documents filed by Carnegie International Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB (the "2000 Form 10-K") for the fiscal year ended December 31, 2000; and

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 2001, including the Form 10-QSBs for the quarters ended March 31, 2001 and June 30, 2001; and the Form 8-K filed with the Commission on each of April 6, 2001, June 26, 2001 and June 29, 2001; and

     (c) The description of the Registrant's Common Stock contained in the Form 10-K filed with the Commission on April 17, 2001, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's stock contained in the Articles of Amendment To Restated Articles of Incorporation dated February 9, 1999.


ITEM 4. DESCRIPTION OF SECURITIES.

     NOT APPLICABLE.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby has been passed upon for the Registrant by Green Deveney, LLC, Baltimore, Maryland.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 109 of the Colorado Corporations and Associations Act provides in
Section 7-109-102 thereof that a corporation may indemnify an individual made party to a legal proceeding because he is or was a director, against any liability if the director's conduct was in good faith, he reasonably believed his actions were in the best interest of the corporation, and in the case of any criminal proceeding, he had not reasonable cause to believe his conduct was unlawful. Section 7-109-103 provides for mandatory indemnification of any person who was made party to a proceeding because he is or was a director and who was wholly successful, on the merits or otherwise, in the defense of such proceeding. Section 7-109-107 provides for the indemnification of the officers, employees, fiduciaries and agents by a corporation to the same extent as to a director.

     Article Twelve of the Registrant's Articles of Incorporation, as amended, provides to the Registrant the power to indemnify any director or officer or former director or former officer in connection with the defense of any proceedings in which such person is made a party by reason of being a director or officer, limited by certain exceptions as to misconduct by any such person. Article X of the Registrant's Bylaws also provides for indemnification of officers, directors, employees and agents of the Registrant to the full extent allowed by Colorado law. The Registrant will not indemnify a director where the individual was adjudged liable to the Registrant or where it was found that the director was found liable for deriving an improper personal benefit, to the detriment of the Registrant.

     The Registrant does maintain a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         NOT APPLICABLE.


ITEM 8. EXHIBITS.

                EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT
                --------------    ----------------------------------------------
                     3.1          Articles of Amendment To Restated Articles of
                                  Incorporation dated February 9, 1999

                     4.1 Carnegie International Corporation Amended and Restated Stock Incentive Plan

                     5.1          Opinion of Green Deveney, LLC
                                  as to legality of the Common Stock and
                                  interests in the Plan being registered

                    23.1 Consent of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants

                    23.2 Consent of Green Deveney, LLC (included in Opinion filed as Exhibit 5 hereto)

                    24.1 Powers of Attorney (included at PART II, page 4)


ITEM 9. UNDERTAKINGS.

                 THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on this 27th day of August, 2001.


                                           CARNEGIE INTERNATIONAL CORPORATION



                                           BY: /s/ LOWELL FARKAS
                                           -------------------------------------
                                           LOWELL FARKAS
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowell Farkas, E. David Gable, Adnan Khan, Walt Nawrocki and Allan Jay Kovitz, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 27, 2001 by the following persons in the capacities indicated below.

            SIGNATURE                                TITLE
    --------------------------  -----------------------------------------------

       /s/ Lowell Farkas        Director, President and Chief Executive Officer
    --------------------------  (Principal Executive Officer)
           Lowell Farkas

       /s/ E. David Gable       Director and Chairman
    --------------------------
           E. David Gable

       /s/ Adnan Khan           Director
    --------------------------
           Adnan Khan

       /s/ Walt Nawrocki        Director
    --------------------------
           Walt Nawrocki


       /s/ Allan Jay Kovitz     Director
    --------------------------
           Allan jay Kovitz

                                  EXHIBIT INDEX


             EXHIBIT NUMBER                 DESCRIPTION OF EXHIBIT
             --------------    ----------------------------------------------
                  3.1          Articles of Amendment To Restated Articles of
                               Incorporation dated February 9, 1999

                  4.1 Carnegie International Corporation Amended and Restated Stock Incentive Plan

                  5.1 Opinion of Green Deveney, LLC as to legality of the Common Stock and interests in the Plan being registered

                 23.1 Consent of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants

                 23.2 Consent of Green Deveney, LLC (included in Opinion filed as Exhibit 5 hereto)

                 24.1          Powers of Attorney (included at PART II page 4)